Exhibit 10.3

SECOND AMENDMENT TO LICENSE & DEVELOPMENT AGREEMENT

          This Amendment, dated July 15, 2003, (“Second Amendment”) is the Second Amendment to that certain License and Development Agreement dated April 24, 2002 (“Agreement”) between SIERRA DESIGN GROUP, a Nevada corporation with offices at 300 Sierra Manor Drive, Reno, NV 89511 (“LICENSOR”) and WMS Gaming Inc., a Delaware corporations with offices at 800 S. Northpoint Boulevard, Waukegan, IL 60085 (“LICENSEE”), and as amended on June 12, 2003 (“First Amendment”).

          WHEREAS, the parties desire to amend the Agreement;

          THEREFORE, in consideration of the terms and conditions and the covenants set forth in this Amendment, the sufficiency and receipt of which is hereby acknowledged, LICENSOR and LICENSEE agree as follows:

1.	The following is inserted in its entirety to the end of Section 4d within this section of the Agreement, as amended: “LICENSOR and LICENSEE agree that the development and QA process will require LICENSOR’s access to LICENSEE’s confidential Bluebird™ cabinet design (“Bluebird”). As such, during the development and QA process, LICENSOR agrees that LICENSOR shall not make any modifications or corrections to Bluebird hardware without (i) prior notification to an authorized employee of LICENSEE, and (ii) an authorized employee of LICENSEE present who shall be available within four business hours from SDG’s request thereof. LICENSEE shall also seal such confidential areas of Bluebird in a manner which shall prevent LICENSOR from learning of the confidential nature of Bluebird. LICENSEE shall provide access to Bluebird only to those LICENSOR employees who are reasonably required to have such access in connection with this Agreement and only to the extent necessary to perform the development and QA process hereunder. Notwithstanding the foregoing, LICENSOR further agrees that, in the event LICENSOR learns of the confidential nature of Bluebird, LICENSOR agrees to maintain the confidentiality of such information on the terms set forth in Section 11 herein.”

2.	Except as specifically modified or amended by the Second Amendment, all of the terms and conditions of the Agreement and First Amendment are unmodified and shall remain in full force and effect. In the event a discrepancy arises between the terms and conditions of the Agreement, First Amendment and the Second Amendment, this Second Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

SIERRA DESIGN GROUP		WMS GAMING INC.

By:	/s/ Robert A. Luciano, Jr.	By:	/s/ Brian R. Gamache

Title: President		Title: President and CEO

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